INTERCREDITOR AND SUBORDINATION AGREEMENT

Citizens Bank (“Citizens”), Patrick Pickel and Robin Adkins (together the “Creditors” or individually, a “Creditor”), Care Choices of Tennessee, Inc. , a Tennessee corporation (“CCT”) and CC Tennessee Holdings, LLC, a Nevada limited liability company (“Holdings” or together with CCT, the “Borrowers” or individually, a "Borrower") enter into this Agreement as of April 11, 2011.

BACKGROUND

A. Citizens is entering into a financing relationship with Borrowers under which Citizens will provide working capital and term loan financing to Borrowers secured by a first priority Lien in the Collateral.  Borrowers’ obligations to Citizens will be guaranteed by American BioCare, Inc. (“Parent”).

B. In connection with the sale of the stock of CCT and Care Choice II, Inc. (“CCII”) to Holdings, CCT and CCII executed and delivered the Notes to the Creditors.  Holdings intends to merge CCII into CCT with CCT being the surviving entity.  Likewise, CCT may convert its organizational form from a corporation to a limited liability company.  Accordingly, all references to CCT in this Agreement include CCT as successor by merger to CCII and CCT whether as a corporation or a limited liability company.

C. The Notes are secured by a security interest in the personal property of the CCI and CCII and in 49% of the capital stock of CCT and CCII that is owned by Holdings.  Pursuant to the terms of the Notes, the indebtedness owing under the Notes and the Liens securing the Notes are to be subordinated to the Borrowers’ indebtedness to Citizens and the Liens securing such indebtedness.

D. Citizens is unwilling to provide financing to Borrowers unless the Creditors and Borrowers execute this Agreement.

Based on the foregoing recitals (which are incorporated as part of this Agreement) and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

TERMS AND CONDITIONS

1. Definitions.

“Blockage Notice” means written notice from Citizens to Creditors and Borrowers that references this Agreement and advises that an Event of Default has occurred under the Senior Loan Documents and Citizens has elected to invoke the provisions of this Agreement to block Borrowers from making, and Creditors from receiving, further Permitted Payments during the Blockage Period.

“Blockage Period” means a the period from Creditors’ receipt of a Blockage Notice until the earliest to occur of (i) Citizens delivery of a Blockage Withdrawal Notice, (ii) 180 days has elapsed since the effective date of the Blockage Notice and Citizens has failed to commence and in good faith continue any Enforcement Action during such period, and (iii) the Senior Indebtedness is Paid in Full.

“Blockage Withdrawal Notice” means written notice from Citizens to Creditors and Borrowers referring to this Agreement and advising that the Event(s) of Default that are the basis for a Blockage Notice have been cured or waived (in either case whether by amendment of the Senior Loan Documents or otherwise), which notice will be given by Citizens within ten (10) days of such cure or waiver.

“Collateral” means all of each Borrower’s now owned or hereafter acquired property and assets of whatever description, including without limit, accounts, general intangibles (including but not limited to, payment intangibles, choses in action, causes of action, tax refunds, patents, trademarks, copyrights, goodwill, know-how, technical data and other intellectual property of whatever description), machinery, equipment, furniture, fixtures, inventory, documents, instruments, chattel paper, securities, investment securities, leases, leasehold interests, commercial tort claims, supporting obligations and all other interests in personal or real property, and all products and proceeds of all of the foregoing and additions and accessions to any of the foregoing, together with all improvements and accessions thereto.

“Current Assets” means each Borrower’s now existing and after acquired (a) accounts, accounts receivable, deposit accounts, payment intangibles, cash and other cash equivalents, (b) supporting obligations for any of the foregoing, and (c) inventory.

“Enforcement Action” means any action:

(a) to foreclose, execute or levy on, collect on, take possession of or control of, or sell or otherwise realize upon (judicially or non-judicially) or to lease, license or otherwise dispose of (whether publicly or privately), any Collateral or otherwise to exercise or enforce remedial rights with respect to Collateral under any Loan Documents, any other applicable agreement, document or instrument pertaining thereto, or applicable law (including, without limitation, by way of setoff, noticing of any public or private sale or other disposition pursuant to the UCC or other applicable law, notification of account debtors, notification of depositary banks under deposit account control agreements or exercise of rights under agreements with landlords, if applicable);

(b) to solicit bids from third parties to conduct the liquidation or disposition of any Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling any Collateral;

(c) to receive a transfer of Collateral in satisfaction of any indebtedness or other obligation secured thereby;

(d) to enforce any rights or remedies against any guarantor of the Obligations or the assets of any guarantor;

(e) to institute or participate in instituting an Insolvency Proceeding;

(f) in any Insolvency Proceeding, to seek relief from the automatic stay to enforce rights against Collateral; or

(g) to otherwise enforce any Lien or exercise any other right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity or pursuant to any Loan Document(s), any other applicable agreement, document or instrument pertaining thereto, or applicable law (including, without limitation, the commencement of any applicable legal proceedings or other actions against or with respect to all or any portion of the Collateral to facilitate the actions described in the immediately preceding clauses (a) through (f), and exercising voting rights in respect of any equity interests comprising Collateral).

“Enforcement Continuation Notice” means written notice from Citizens to Creditors that references this Agreement and advises that Citizens has commenced and is continuing to pursue Enforcement Action(s). Within 10 days after receipt of a written request from Creditors that references this Agreement, Citizens will deliver confirmation that it has commenced and is continuing to pursue Enforcement Action(s) by delivering an Enforcement Continuation Notice.

“Event of Default” has the meaning given in the Senior Loan Agreement.

“Creditor Default Notice” means written notice to Citizens from Creditors  referencing this Agreement and advising that a default has occurred under the Subordinated Loan Documents and that as a result Creditors have a right to accelerate the Subordinated Indebtedness.

“Insolvency Proceeding” means any insolvency, bankruptcy, reorganization, receivership, interim receivership, assignment for the benefit of creditors, debt restructuring, composition or similar proceeding or process arising under any Laws or Regulations.

“Laws or Regulations” means the laws, regulations, statutes, legislation, case law, codes and the like of any state, province or country (or subdivisions thereof) that apply to a particular transaction(s), person, entity or asset(s).

“Lien” means any lien (including, without limitation, judgment liens and liens arising by operation of law), mortgage or deed of trust, pledge, hypothecation, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of setoff or recoupment.

“Loan Documents” means the Senior Loan Documents and the Subordinated Loan Documents.

“Notes” means the Secured Promissory Note dated December 28, 2010 in the original principal amount of $750,000 made by CCT and CCII in favor of Creditors, as amended by the April 8, 2011 First Addendum to Promissory Note, and the Secured Promissory Note dated December 28, 2010 in the original principal amount of $1,250,000 made by CCT and CCII in favor of Creditors, as amended by the April 8, 2011 First Addendum to Promissory Note.

“Obligations” means the Senior Indebtedness and the Subordinated Indebtedness.

“Paid in Full” or “Payment in Full” mean as applicable and without duplication:

(h) payment in full in cash of the principal and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) of all Senior Indebtedness;

(i) payment in full in cash of all other obligations that are due and payable or otherwise accrued and owing to Citizens under the Senior Loan Documents at or prior to the time such principal and interest are paid thereunder (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made as of such time);

(j) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Indebtedness; and

(k) termination or cash collateralization (in an amount and manner reasonably satisfactory to Citizens, but in no event greater than 105% of the aggregate undrawn face amount) of any letters of credit issued under the Senior Loan Documents.

“Payment Conditions” means all of the following:

(a) No Event of Default has occurred and is continuing;

(b) No Event of Default will occur as a result of making the proposed payments; and

(c) no Blockage Period is in effect.

“Permitted Payments” means principal and interest payments on the Subordinated Indebtedness in an amount not to exceed the payment amounts called for by the Notes, without acceleration.

“Senior Indebtedness” means all indebtedness of any kind or nature owing by Borrowers to Citizens under the Senior Loan Documents, including without limitation, principal, interest, costs, fees, reimbursement obligations, attorneys’ fees and costs and other charges and expenses called for by the Senior Loan Documents, whether absolute or contingent, direct or indirect, secured or unsecured, acquired by purchase or otherwise, due or not due, and however and whenever arising, and including all future advances and loans, financing provided in or in connection with any Insolvency Proceeding as well as adequate protection payments and all of the forgoing accruing after the commencement of any Insolvency Proceeding.

“Senior Loan Documents” means the Loan and Security Agreement between Borrowers and Citizens dated as of April 11, 2011 (the “Senior Loan Agreement”), the Securities Pledge Agreement and the Security Agreement all dated as of April 11, 2011 by Holdings in favor of Citizens, all security or pledge agreements, documents, riders, supplements, guaranties, mortgages and forbearance agreements, now existing or entered into in the future between Citizens and Borrowers, including all amendments and modifications to such agreements and documents including any agreement refinancing (including, but not limited to, the inclusion of additional, different or substitute lenders) all or any portion of the Senior Indebtedness.

“Standstill Period” means a period of time commencing on the date of Citizens’ receipt of a Creditors Default Notice or the date Citizens delivers a Blockage Notice to Borrowers and Creditors, and expiring (a) 180 days thereafter, or (b) if Citizens commences and in good faith is continuing Enforcement Action(s) during the referenced 180 day period, upon the earlier to occur of (A) the Senior Indebtedness is Paid in Full and (B) Citizen’s delivery of a Blockage Withdrawal of Notice.  For certainty, (i) the Standstill Period also will expire upon Citizens’ delivery of a Blockage Withdrawal Notice, and (ii) notwithstanding anything to the contrary in this Agreement, if a Standstill Period expires by the passage of time and Citizens’ failure to commence and in good faith continue Enforcement Action(s), another Standstill Period may not commence until at least 90 days after the expiration of the subject Standstill Period.

“Subordinated Indebtedness” means all indebtedness and obligations of any kind or nature owing to Creditors by either Borrower and/or CCII, including without limitation, all principal and interest owing under or evidenced by the Notes, fees, costs, obligations guaranties, attorneys’ fees and costs and other charges and expenses called for by the Subordinated Loan Documents, whether absolute or contingent, direct or indirect, secured or unsecured, acquired by purchase or otherwise, due or not due, and however and whenever arising, including financing provided in or in connection with any Insolvency Proceeding as well as adequate protection payments and all of the foregoing accruing after the commencement of any Insolvency Proceeding.

“Subordinated Loan Documents” means the Notes and all security agreements, reimbursement agreements, documents, riders, supplements, guaranties and other agreements, now existing or entered into in the future between Creditors and either Borrower and/or CCII in respect of or related to the Subordinated Indebtedness, including all amendments and modifications to any such agreements and documents.

2. Subordination and Priorities.

(a) Creditors hereby subordinate all Liens they have or may have in the future in the Collateral to Citizens’ Liens therein.

(b) Creditors hereby subordinate payment of the Subordinated Indebtedness to payment of the Senior Indebtedness.  Borrowers and CCII may make and Creditors may receive Permitted Payments only if the Payment Conditions are satisfied.

(c) Borrowers will be prohibited from making and Creditors will not be permitted to receive, any payments or distributions from or in respect of Borrowers or CCII, the Collateral or the Subordinated Indebtedness other than Permitted Payments (if the Payment Conditions are satisfied).  With the exception of Permitted Payments (if the Payment Conditions are satisfied), Creditors agree not to ask Borrowers or CCII for, demand from Borrowers or CCII, sue Borrowers or CCII for, or take or receive payment from Borrowers or CCII (including by setoff, recoupment or otherwise) or any additional security from CCI on account of the Subordinated Indebtedness.

(d) Creditors acknowledge and agree that the Senior Indebtedness will be deemed to be secured by properly perfected, valid, non-avoidable Liens in the Collateral having a first and senior priority.  Creditors  agree not to contest the validity, extent, perfection, priority or enforceability of the Liens granted by Borrowers or Guarantor to Citizens in any Collateral.

(e) Citizens acknowledges and agrees that the Subordinated Indebtedness will be deemed to be secured by properly perfected, valid, non-avoidable Liens in (x) the personal property of Borrowers and CCII (upon a merger with Borrowers), and (y) up to 49% of Guarantor's stock in Borrowers and CCII, in both cases having a junior priority to the Liens held by Citizens.  Citizens agrees not to contest the validity, extent, perfection or enforceability of the Liens granted by Borrowers or CCII to Creditors in any such Collateral.

(f) The provisions of this Agreement will apply and govern notwithstanding anything to the contrary in the Loan Documents or any other agreements, notes or documents between Citizens, Creditors, or Borrowers and/or CCII and regardless of (i) the perfection, timing of the perfection, recording, registration, notation, or filing of any of Citizens’ or Creditors’ Liens or financing statements, (ii) physical possession of or custody over any Collateral, (iii) any contrary provisions of any Laws and Regulations, or (iv) the validity or enforceability of Citizens’ Liens or claims against Borrowers or CCII (after a merger with CCI).

3. Standstill and Related Provisions.

(a) Creditors may not commence or participate in any Enforcement Action until after the expiration of the Standstill Period.  Notwithstanding the foregoing or any other provisions of this Agreement, in connection with any litigation initiated by Citizens involving the Collateral, Creditors may join in such litigation to the extent necessary to preserve its interests in the Collateral or claims against Borrowers or CCII, as applicable, but in all cases Creditors’ participation in such proceedings will be subject to the terms and conditions of this Agreement.

(b) Regardless of whether the Standstill Period has expired, Creditors will not commence or participate in any Enforcement Action against the Current Assets unless the Senior Indebtedness is Paid in Full.

(c) If Citizens delivers a Blockage Notice, upon Borrowers’ cure of the underlying default(s) that was the basis for the notice (if curable under the terms of the Senior Loan Documents) or Citizen’s express written waiver of such underlying default(s), in either case whether by amendment of the Senior Loan Documents or otherwise, Citizens will promptly provide Creditors a Blockage Withdrawal Notice.

(d) If the Standstill Period expires and thereafter Creditors are permitted to commence Enforcement Action under the terms of this Agreement and Citizens subsequently delivers a Blockage Notice for a different or repeated Event of Default, Creditors may not commence any Enforcement Action until the expiration of the Blockage Period unless subsequent to the expiration of the Standstill Period and prior to Citizens subsequent delivery of a Blockage Notice for a different or repeated Event of Default, Creditors already have commenced an Enforcement Action, in which event Creditors may in good faith continue its Enforcement Action during such period, but such Enforcement Action will be subject to all other terms of this Agreement, including the Lien and payment subordinations in Section 2 above.

(e) Except as otherwise required by applicable Laws or Regulations, Citizens will be free to foreclose its interests in and realize upon its interests in the Collateral without the consent of, or participation by, Creditors.

(f) Upon a distribution of the assets or readjustment of the indebtedness of Borrowers by reason of any Insolvency Proceeding or liquidation or any other action or proceeding involving the readjustment or payment of all or any of the debts of Borrowers or the application of the assets of Borrowers to the payment or liquidation thereof, Creditors acknowledge that they will not be entitled to any proceeds or payments on account of the Collateral unless and until the Senior Indebtedness has been Paid in Full.  Creditors agree that if they do not file any required proof of claim(s) on account of their security interests in the Collateral, Citizens may do so and may otherwise act to protect Creditors’ rights.  If Creditors file any required proof of claim(s) in respect of the Collateral, Creditors will execute and deliver to Citizens such assignments or other instruments as Citizens may reasonably require to enable Citizens to collect all dividends, payments and distributions which may be made at any time on account of the Collateral or such proof of claim until the Senior Indebtedness has been Paid in Full.

(g) Until the Senior Indebtedness is Paid in Full, should any payment, distribution, security or instrument, or any proceeds thereof, be received by Creditors, upon or with respect to the Subordinated Indebtedness, other than Permitted Payments, Creditors will (i) receive and hold the same in trust, as trustee, for the benefit of Citizens and must forthwith deliver the same to Citizens in the form received (except for the endorsement or assignment by Creditors where necessary), for application to the Senior Indebtedness, whether or not the same is then due, and, until so delivered, the same will be held in trust by Creditors as the property of Citizens, and (ii) if Creditors fail to deliver such payment to Citizens upon demand, Citizens will be entitled to bring suit against Creditors for recovery of such amount with interest at the “default rate” of interest set forth in the Senior Loan Documents in respect of the Senior Indebtedness together with all reasonable attorneys fees and costs of collection, including without limitation, post-judgment interest and reasonable attorneys fees and costs.  If Creditors fail to make any such endorsement or assignment to Citizens, Citizens is hereby irrevocably authorized to make the same.

(h) Until the Senior Indebtedness is Paid in Full, Citizens or Citizens’ representatives will have the right to collect any payments made in respect of the Obligations, except for Permitted Payments (made when the Payment Conditions are satisfied), and any of the Collateral or proceeds thereof distributed, divided or applied by way of dividend or payment, or any securities issued, on account of the Collateral or the Obligations and to apply the same, or the proceeds of any realization upon the same, to the Senior Indebtedness until such indebtedness has been Paid in Full, rendering any surplus to Creditors if and only to the extent permitted by law. The forgoing provision applies at all times, including at any meeting of creditors of either Borrower, or in connection with any Insolvency Proceeding or any case or proceeding, whether voluntary or involuntary, for the distribution, division or application of the assets of either Borrower, as applicable, or the proceeds thereof, regardless of whether such case or proceeding is for liquidation, dissolution, winding up of affairs, reorganization or arrangement of Borrower, or for the composition of the creditors of either Borrower, in bankruptcy or in connection with a receivership, or under an assignment for the benefit of creditors, or otherwise.

4. Release of Liens.

If Citizens releases a Lien on any of the Collateral in connection with

(a) an Enforcement Action, or

(b) a disposition of any Collateral other than pursuant to an Enforcement Action (whether or not there is an Event of Default under the Senior Loan Documents),

then any Lien of Creditors on such Collateral will be automatically and simultaneously released to the same extent, and Creditors  will promptly execute and deliver to Citizens such termination statements, releases, and other documents as Citizens requests to confirm the release.  Creditors hereby appoint Citizens and any officer or agent of Citizens, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of Creditors or in Citizens’ own name, in Citizens’ discretion to take any action and to execute any and all documents and instruments that may be reasonable and appropriate for the limited purpose of carrying out the terms of this Section 4, including any endorsements or other instruments of transfer or release. This appointment is coupled with an interest and is irrevocable until the Citizens Indebtedness is Paid in Full.

5. Collateral Agency.

(a) Citizens may come into possession of Collateral (other than cash and amounts on deposit in deposit accounts maintained with Citizens) in which it will have a perfected security interest by virtue of its possession of such Collateral (“Possessory Collateral”).  Subject to Citizens’ senior and priority rights in all such Collateral, Citizens will be deemed to also hold all Possessory Collateral as collateral agent for Creditors to perfect Creditors’ second priority security interest in the Possessory Collateral.

(b) Upon Payment in Full of the Senior Indebtedness, Citizens agrees to deliver the Possessory Collateral to Creditors, with any required endorsements, but otherwise without any representations or warranties by, or recourse against, Citizens.

(c) Notwithstanding anything to the contrary in this Agreement, Citizens will not have any duties, responsibilities, obligations or liabilities to Creditors on account of the collateral agency created hereby, except those expressly set forth in this Agreement, nor will Citizens have or be deemed to have any fiduciary relationship with Creditors on account of this Agreement.  No implied covenants, functions, responsibilities, duties, obligations or liabilities will be read into this Agreement or any other agreement between the parties related to the collateral agency created hereby.

(d) Citizens and its agents and attorneys are making no representations or warranties regarding Creditors’ Liens in the Possessory Collateral; and will have no liability to Creditors on account of, (x) the enforceability, validity, effectiveness or sufficiency of the collateral agency relationship created hereby vis-à-vis third parties; or (y) the enforceability, perfection, validity, effectiveness, genuineness or sufficiency.

(e) Citizens will have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any action with respect to any Possessory Collateral.

6. No Assignment; Modifications.

Creditors will not assign, transfer, hypothecate, further subordinate or dispose of any claim it has or may have against Borrowers or CCII unless such assignment, transfer, hypothecation, subordination or disposal of claims is subject to all terms and conditions of this Agreement.  Except as otherwise provided in this Agreement, without the prior written consent of the other party, neither Creditors nor Citizens will modify or amend its agreements with Borrowers or CCII if such modifications or amendments affect the other party’s rights and interests under this Agreement.

7. Continuation of Agreement.

If after receipt of any payment of all or any part of the Senior Indebtedness, Citizens is for any reason compelled to surrender any payment to any person or entity, because the payment is determined to be void or voidable as a preference, an impermissible setoff, diversion of trust funds or for any other reason, then to the extent of that payment, the Senior Indebtedness will be automatically revived and Citizens’ rights under this Agreement will be automatically continued in effect without reduction or discharge for that payment, and this Agreement will automatically continue in full force notwithstanding any contrary action which may have been taken by Citizens in reliance upon that payment (including, without limit, surrender or termination of this Agreement) and any contrary action so taken will be without prejudice to Citizens’ rights under this Agreement and will be deemed to have been conditioned upon the payment having become final and irrevocable; provided, however, that Creditors’ obligation under this paragraph to turn over any proceeds of Collateral will be limited to proceeds net of any expenses incurred by Creditors in connection with such proceeds.

8. Representations Concerning the CCI and Guarantor.

Neither Citizens, nor any of its directors, officers, agents or employees, will be responsible to Creditors for (i) Borrowers’ solvency, financial condition, or ability to repay any indebtedness, or (ii) the validity, sufficiency or enforceability of any debt, any documents or any liens or security interests.  The parties have entered into this Agreements based upon their own independent investigation, and has not relied on any warranty or representation of the other party.

9. Certain Amendments; Waivers.

(a) Citizens may at any time or times, in its sole discretion, and without the prior consent of or notice to Creditors renew or extend the time of payment of the Senior Indebtedness, increase the amount of the Senior Indebtedness or waive or release any security which may be held therefor, all without impairing or affecting this Agreement or any of its rights under this Agreement.  Subject to the terms of this Agreement, Citizens will be entitled to manage and supervise its financing arrangements with Borrowers in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without affecting the validity or enforceability of this Agreement.

(b) Creditors may at any time or times, in their sole discretion, and without the prior consent of or notice to Citizens, renew or extend the time of payment of the Subordinated Indebtedness, increase the amount of the Subordinated Indebtedness, or waive or release any security which may be held therefor, all without impairing or affecting this Agreement or any of its rights under this Agreement.

10. Enforcement.

(a) If Creditors, in violation of this Agreement, commence, prosecute or participate in any Enforcement Action, Citizens may interpose or assert this Agreement as a defense or plea, or by virtue of this Agreement restrain the Enforcement Actions taken or participated in by Creditors.

(b) Citizens is hereby authorized to demand specific performance of this Agreement at any time when Creditors has failed to comply with any provision of this Agreement.  Creditors  hereby irrevocably waives any defenses based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of Citizens.  Citizens will be entitled to recover from Creditors any and all costs and expenses it incurs in seeking enforcement of this Agreement, including reasonable attorney’s fees and costs.

(c) The prevailing party will be entitled to recover from the other any and all costs and expenses it incurs in seeking enforcement of this Agreement, including reasonable attorney’s fees and costs.

11. Marshaling; Application of Payments.

Creditors waive any right they have or may have in the future to require Citizens  to marshal any Collateral, and agree that Citizens may proceed against any Collateral or other security it may have (whether such collateral is owned by CCI or a third party) in any order Citizens deems appropriate in its sole discretion.

12. Insolvency Matters.

(a) This Agreement is a subordination agreement as that term is defined in 11 U.S.C. §510(a).  This Agreement will be deemed applicable both before and after the filing of any Insolvency Proceeding by or against Borrowers or CCII and all references in this Agreement to Borrowers or CCII will be deemed to apply to a Chapter 7 or 11 trustee for Borrowers or CCII, Borrowers or CCII as debtors in possession, or any receiver appointed on behalf of Borrowers or CCII, and any other representative in an Insolvency Proceeding.

(b) If Borrowers or CCII become subject to an Insolvency Proceeding, Creditors agree not to oppose directly or indirectly in any manner any actions taken or matters supported by Citizens as to the Collateral or the Senior Indebtedness, including but not limited to opposition to (i) proceedings by Citizens to lift the automatic stay as to the Collateral or to otherwise realize on the Collateral so that the subordination and other provisions of this Agreement will be honored, (ii) any plan of reorganization supported by Citizens, (iii) any request for adequate protection made by Citizens, or (iv) any amounts Citizens seeks to have allowed as part of its secured claim(s).

(c) If either Borrower become subject to a proceeding under the Bankruptcy Code and if Citizens consents to the use of any proceeds of any Collateral ("Cash Collateral"), or agrees to provide financing to the Borrower(s) under applicable provisions of the Bankruptcy Code or otherwise:

(i) Creditors agrees that adequate notice to Creditors will have been provided for such financing or use of Cash Collateral if Creditors receives notice one (1) business day prior to the entry of the order approving such financing or use of Cash Collateral.  For purposes of this paragraph, notice of a proposed financing or use of Cash Collateral will be deemed given upon the giving of notice by telecopier or hand delivery to Creditors at the address indicated in paragraph 18 below.

(ii) No objection will be raised by Creditors to any such financing or use of Cash Collateral on the grounds of the failure to provide adequate protection for Creditors’ Lien in any Cash Collateral.

(d) Unless Citizens agrees otherwise in writing, Creditors may not contest, protest, or object to, and will be deemed to have consented to pursuant to Section 363(f) of the Bankruptcy Code (or similar law), a sale, lease, exchange, transfer or other disposition (a “Bankruptcy Disposition”) of any Collateral free and clear of Citizens' Liens, if (i) Citizens consents in writing to such Bankruptcy Disposition, and (ii) the net cash proceeds that are applied to the Senior Indebtedness are applied to permanently reduce the Senior Indebtedness, or if not so applied, will be subject to the objection of Creditors as to any further use.

(e) In any Bankruptcy Disposition or other public sale of any Collateral, Creditors waive the right to object to any credit bid by Citizens.

13. Legend.

Creditors agrees that each Subordinated Loan Document will include the following language (or language to similar effect approved by Citizens):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to Patrick Pickel and Robin Adkins (“Creditors”) pursuant to this agreement or instrument and the exercise of any right or remedy by Creditors hereunder are subject to the provisions of the Intercreditor and Subordination Agreement dated as of April 11, 2011 between Citizens Bank, Creditors, and Care Choices of Tennessee, Inc. and CC Tennessee Holdings, LLC as the same may be amended, restated, supplemented or otherwise modified from time to time."

14. Waiver of Certain Defenses.

Except as otherwise expressly provided for in this Agreement, the subordination provisions in this Agreement and the obligations of Creditors under this Agreement will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations including:

(a) any time or waiver granted to, or composition with, any person;

(b) any release of any person under the terms of any composition or arrangements;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d) any non-presentation or non-observance of any formality or other requirement in respect to any instrument or any failure to realize the full value of any Collateral or other security;

(e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person; or

(f) any amendment (however fundamental) or replacement of any Senior Loan Document or any other document or security permitted by this Agreement.

15. Reserved.

16. Interpretation.

The definitions of terms in this Agreement apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and gender neutral forms.  The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation."  The word "will" is intended to be construed to have the same meaning and effect as the word "shall", and is intended to mean mandatory and not permissive.  Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any person will be construed to include such person's permitted successors and assigns;

(c) the words "herein," "hereof” and "hereunder," and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections will be construed to refer to Sections of this Agreement; and

(e) the words "asset" and "property" will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles.

17. Obligations Unconditional.

All rights, interests, agreements and obligations of Citizens and Creditors, respectively, hereunder remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Loan Documents or any Subordinated Loan Documents or any setting aside or avoidance of any Lien;

(b) except as otherwise expressly permitted by this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Indebtedness or Subordinated Indebtedness, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Loan Document;

(c) except as otherwise expressly permitted by this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Indebtedness or the Subordinated Indebtedness or any guaranty thereof; or

(d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrowers in respect of Citizens, the Senior Indebtedness, Creditors, or the Subordinated Indebtedness in respect of this Agreement.

18. General Terms.

(a) This Agreement will be irrevocable and will continue effective until the Senior Indebtedness is Paid in Full.

(b) Any party’s failure to exercise any right under this Agreement will not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights will be cumulative and not exclusive.

(c) The knowledge by any party of any breach or other non-observance by any other party of the terms of this Agreement will not constitute a waiver thereof or of any obligations to be performed by the other party.

(d) Paragraph headings used in this Agreement are for convenience only, and will not affect the meaning of any provision of this Agreement.

(e) All notices or consents required under the terms and provisions of this Agreement will be in writing and sent via hand delivery or overnight courier to the following addresses:

If to Citizens:                                           Citizens Bank
900 Tower Drive
Suite 200
Troy, MI  48098
Attention:  Daniel J. Montes

with a copy to:                                           Honigman Miller Schwartz and Cohn LLP
660 Woodward Avenue
2290 First National Building
Detroit, Michigan  48226
Attention:  Donald F. Baty, Jr., Esq.

If to Creditors:                                           Patrick Pickel
1528 Mimosa Drive
Louisville, Tennessee 37777

-and-

Robin Adkins
1908 Lakelet Court
Knoxville, Tennessee 37922

with a copy to:                                           J. Nicholas Arning, Jr.
Woolf, McClane, Bright,
Allen & Carpenter, PLLC
900 Riverview Tower
900 S. Gay Street
Knoxville, Tennessee 37902

If to Borrowers or CCII:                                           c/o American BioCare, Inc.
101 West Big Beaver Road
Suite 1400
Troy, MI 48084

with a copy to:                                           Bernadette Dennehy
500 Woodward Avenue
Suite 4000
Detroit, MI  48226

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing.  Notices will be deemed to have been received (i) if delivered personally or otherwise actually received, or (ii) on the next business day, if sent by overnight delivery service.  Notices given in any manner described in this paragraph will be effective upon actual receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery is refused by such addressee, such notice will be effective upon such tender.

(f) This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(g) This Agreement constitutes the entire understanding of the parties relating to the subject matter of this Agreement, and may only be amended or modified in writing signed by all parties.

(h) The individuals executing this Agreement in a representative capacity represent that they have the power and authority to bind the organization, entity or corporation they are signing on behalf of and that no further approvals, votes or ratifications are necessary to make this Agreement binding on such entity, organization or corporation.

(i) Should any provision of this Agreement be deemed invalid or unenforceable, the remainder of this Agreement will not be affected thereby.

19. Applicable Law.

The validity of this Agreement, its construction, interpretation, and enforcement and the rights of the parties hereto will be determined under, governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts law.

20. Counterparts; Facsimile or pdf.

This Agreement may be executed in counterparts and all such counterparts will constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.  Signature pages to this Agreement may be signed and delivered by facsimile or .pdf format and any such signature will have the same force and effect as a manually signed original.

21. Acknowledgments.

THIS AGREEMENT HAS BEEN FREELY AND VOLUNTARILY ENTERED INTO BY THE PARTIES, WITHOUT ANY DURESS OR COERCION, AND AFTER THE PARTIES HAVE EITHER CONSULTED WITH COUNSEL OR HAVE BEEN GIVEN AN OPPORTUNITY TO DO SO, AND THE PARTIES ACKNOWLEDGE THAT THEY HAVE CAREFULLY AND COMPLETELY READ AND UNDERSTAND ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

22. Waiver of Jury Trial.

THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED.  THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES.  NO PARTY WILL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

[end of the Agreement, signature page follows]
[Signature page to Intercreditor and Subordination Agreement dated as of April 11, 2011]

CITIZENS BANK, a Michigan banking corporation

By:
Daniel J. Montes, Vice President

Patrick Pickel

Robin Adkins

CARE CHOICES OF TENNESSEE, INC.

By:
Gary D. Lewis, Vice President

CC TENNESSEE HOLDINGS, LLC

By  American BioCare, Inc., its sole member

By: _____________________________
Gary D. Lewis, Chairman and Chief                                                                Executive Officer

8890259.6